ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON
Exhibit 5.1

July 2, 2015

LGI Homes, Inc.
1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380
Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by LGI Homes, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to securities that may be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) unsecured senior debt securities of the Company (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by one or more of the Subsidiary Guarantors, (iv) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (v) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (vi) warrants to purchase any combination of Debt Securities, Common Stock, Preferred Stock and other securities of the Company or any of the Subsidiary Guarantors (the “Warrants”), (vii) purchase contracts for the purchase or sale of debt or equity securities issued by the Company or any of the Subsidiary Guarantors or third parties, a basket of such securities, an index or indices of such securities or any combination thereof, currencies or commodities (the “Purchase Contracts”), and (viii) units consisting of any combination of the Debt Securities, Common Stock, Preferred Stock, Warrants and Purchase Contracts (the “Units”). The Debt Securities, the Subsidiary Guarantees, the Preferred Stock, the Common Stock, the Warrants, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
Each series of Debt Securities will be issued:
(i)in the case of the Senior Debt Securities, pursuant to an indenture to be entered into among the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee (the “Senior Indenture”); and
(ii)    in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into among the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

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The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series of Debt Securities.
In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Certificate of Incorporation and the Bylaws of the Company (together, the “Charter Documents”), (ii) the certificates of formation and limited liability company or operating agreements or other organizational documents of each of the Subsidiary Guarantors, (iii) the form of Senior Indenture and the form of Subordinated Indenture (each as filed as an exhibit to the Registration Statement), and (iv) the corporate or limited liability company records of the Company and the Subsidiary Guarantors, as the case may be, certificates of public officials and of representatives of the Company, including minute books of the Company and the Subsidiary Guarantors as furnished to us by the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:
(i)    the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
(ii)    a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
(iii)    all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;
(iv)    the Board of Directors of the Company (or duly constituted and acting committee thereof) and the manager, sole member, managing member or equivalent thereof of each Subsidiary Guarantor (such Board of Directors (or committee) or manager, sole member, managing member or equivalent thereof, as the case may be, being hereinafter referred to as the “Board”) will have taken all necessary corporate or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;
(v)    a definitive purchase agreement, underwriting agreement, warrant agreement, purchase contract agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto (the “Purchase Agreement”);

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(vi)    any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
(vii)    all Securities, and any certificates in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;
(viii)    in the case of shares of Common Stock or Preferred Stock to be issued by the Company, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;
(ix)    in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;
(x)    in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;
(xi)    in the case of Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; such Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the parties thereto; neither such Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and such Purchase Contracts or certificates representing such Purchase Contracts, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such purchase contract agreement;

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(xii)    in the case of Units, the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, and to approve the unit agreement relating thereto; the actions referred to in paragraphs (i) - (xi) above and (xiii) below, as the case may be, will have been taken with respect to the Securities included in such Units; such Units and unit agreement will have been duly executed and delivered by the parties thereto; no agreement or other instrument establishing such Units or defining the rights of the holders of such Units will contain any provision that is unenforceable; and such Units or certificates representing such Units, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such unit agreement; and
(xiii)    in the case of Debt Securities of any series issuable under an Indenture:
(a)    if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder;
(b)    if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder;
(c)    the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;
(d)    the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and
(e)    Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.
On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
1.    The shares of Common Stock and Preferred Stock that may be issued by the Company included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and will be fully paid and nonassessable.
2.    The Debt Securities and any Subsidiary Guarantees included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and limited liability company actions on the part of the Subsidiary Guarantors, and constitute legal, valid and binding obligations of the Company and the

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Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.    The Warrants, Purchase Contracts and Units included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and applicable federal law. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Opinions” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Baker Botts L.L.P.

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SCHEDULE I
POTENTIAL SUBSIDIARY GUARANTORS

Name	Jurisdiction of Incorporation/Organization
LGI Homes Group, LLC	Texas
LGI Homes-Presidential Glen, LLC	Texas
LGI Homes – FW, LLC	Texas
LGI Homes-Texas, LLC	Texas
LGI Homes AZ Construction, LLC	Arizona
LGI Homes – Glennwilde, LLC	Arizona
LGI Homes – E San Antonio, LLC	Texas
LGI Homes – Windmill Farms, LLC	Texas
LGI Homes – Arizona, LLC	Arizona
LGI Homes – Florida, LLC	Florida
LGI Homes – Georgia, LLC	Georgia
LGI Homes – Maple Leaf, LLC	Texas
LGI Homes Avondale, LLC	Georgia
LGI Homes – Sterling Lakes Partners, LLC	Texas
LGI Crowley Land Partners, LLC	Texas
LGI Homes – Maple Park, LLC	Georgia
LGI Homes – Sunrise Meadow, LLC	Texas
LGI Homes Corporate, LLC	Texas
LGI Homes Services, LLC	Texas
LGI Homes AZ Sales, LLC	Arizona
LGI Homes – New Mexico, LLC	New Mexico
LGI Homes NM Construction, LLC	New Mexico
LGI JV Holdings III, LLC	Delaware
LGI Homes-Sonterra, LLC	Delaware
LGI JV Holdings IV, LLC	Delaware
LGI Homes – Blue Hills, LLC	Arizona
LGI Homes – Krenson Woods, LLC	Delaware
LGI Homes – Oak Hollow Phase 6, LLC	Delaware
Luckey Ranch Partners, LLC	Delaware
LGI Fund III Holdings, LLC	Texas
Riverchase Estates Partners, LLC	South Carolina
LGI Homes – Colorado, LLC	Colorado
LGI Homes – NC, LLC	North Carolina
LGI Homes – SC, LLC	South Carolina
LGI Homes – Washington, LLC	Washington

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